UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2025

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Marine View Plaza, Suite 214 Hoboken, NJ	07030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 436-2161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock (par value $0.0001 per share)	QUBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On September 21, 2025, Quantum Computing Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) pursuant to which the Company agreed to issue to the Purchasers (as defined therein), in a private placement (the “Placement”), an aggregate of 26,867,276 shares (the “Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The closing of the Placement occurred on September 24, 2025. The Placement resulted in gross proceeds of approximately $500 million before deducting placement agent commissions and other offering expenses.

The issuance of the Placement Shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Placement Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder for transactions not involving a public offering. The Company is required to file a registration statement providing for the resale of the Placement Shares by October 9, 2025.

Pursuant to the Purchase Agreements and the Placement Agency Agreement (as defined below), the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 75 days after the closing date of the Placement, subject to certain customary exceptions, without the consent of the Placement Agent and the Purchasers.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), dated September 21, 2025, pursuant to which the Placement Agent will act as the exclusive placement agent for the Company in connection with the Placement. The Company agreed to pay the Placement Agent a 5% cash fee based on the total size of the Placement, as set forth in the Placement Agency Agreement. In addition, the Company agreed to reimburse the Placement Agent for up to $100,000 of its fees and expenses in connection with the Placement.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Lock-Up Agreements

Pursuant to Lock-Up Agreements with the Company, the Company’s directors and executive officers agreed for a period of 60 days after the closing date of the Placement, subject to certain exceptions, not to directly or indirectly offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into Common Stock, that they beneficially own, hold, or thereafter acquire, or make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, with respect to the registration of any Common Stock or Common Stock equivalents or publicly disclose the intention to do any of the foregoing.

The foregoing summaries of the Purchase Agreements, the Placement Agency Agreement, and the Lock-Up Agreements do not purport to be complete descriptions thereof and are qualified in their entirety by reference to the full text of such documents or the forms of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively. The representations, warranties, and covenants made by the Company in any agreement that is filed as an exhibit hereto were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement. In addition, the assertions embodied in any representations, warranties, and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to securityholders generally. Moreover, such representations, warranties, or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K related to the Placement Shares is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 21, 2025, the Company issued a press release announcing the Placement, a copy of which is furnished herewith as Exhibit 99.1.

On September 24, 2025, the Company issued a press release announcing the closing of the Placement, a copy of which is furnished herewith as Exhibit 99.2.

The information provided under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is “furnished” and shall not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Form of Purchase Agreement, dated as of September 21, 2025, between Quantum Computing Inc. and each Purchaser (as defined therein)
10.2	Placement Agency Agreement, dated September 21, 2025, between Quantum Computing Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC
10.3	Form of Lock-Up Agreement dated September 21, 2025
99.1	Press Release dated September 21, 2025
99.2	Press Release dated September 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request; however, the Company may request confidential treatment of omitted items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: September 24, 2025	By:	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer

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